UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ACE MARKETING & PROMOTIONS, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACE MARKETING & PROMOTIONS, INC.
600 Old Country Road, Suite 541

Garden City, NY 11530

Telephone: (516) 256-7766

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on September 10, 2013

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders (the “Special Meeting”) of Ace Marketing & Promotions, Inc. (the “Company”) on September 10, 2013, at 11:00 A.M. Eastern Daylight Time at 1400 Old Country Road, First Floor Conference Room, Westbury, NY 11590 for the following purpose:

1.	To approve an amendment of the Company’s certificate of incorporation to change our corporate name to “Mobiquity Technologies, Inc.”

2.	To approve an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 shares, $.0001 par value to 200,000,000 shares, $.0001 par value.

3.	To ratify, adopt and approve an increase in the number of shares subject to our 2009 Employee Compensation and Benefit Plan from 4,000,000 shares to 10,000,000 shares.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Special Meeting is July 16, 2013. Only shareholders of record at the close of business on that date are entitled to vote at the meeting or any adjournment thereof, or by proxy.

By Order of the Board of Directors,

Sincerely,

/s/ Dean L. Julia, Co- Chief Executive and Director

Garden City, New York

July 19, 2013

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares. You may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided or vote by facsimile or email as instructed in the proxy statement. Any shareholder attending the meeting may vote in person, even if you already returned a proxy card or voting instruction card and intend to change your original vote. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a legal proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 10, 2013:

The Proxy Statement is
available at http://www.acemarketing.net/proxy2013

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ACE MARKETING & PROMOTIONS, INC.
600 Old Country Road, Suite 541

Garden City, NY 11530

Telephone: (516) 256-7766

PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 10, 2013

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of Ace Marketing & Promotions, Inc. (the “Company”) is soliciting your proxy to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held on September 10, 2013 located at 1400 Old Country Road, First Floor Conference Room, Westbury, NY 11590 at 11:00 A.M. (Eastern Daylight Time), including any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card in the enclosed envelope, or follow the instructions below to submit your proxy by facsimile, email or internet voting.

The Company intends to mail this proxy statement and accompanying proxy card on or about July 22, 2013, to all shareholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only shareholders of record at the close of business on July 16, 2013, will be entitled to vote at the Special Meeting. On the record date, there were 45,383,682 shares of common stock of the Company issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on July 16, 2013, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company (“CST&T), then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided or vote by proxy via facsimile or email as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 16, 2013, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

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What am I voting on?

There are three (3) matters scheduled for a vote:

1.	To approve an amendment of the Company’s certificate of incorporation to change our corporate name to “Mobiquity Technologies, Inc.”

2.	To approve an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 shares, $.0001 par value to 200,000,000 shares, $.0001 par value.

3.	To ratify, adopt and approve an increase in the number of shares subject to our 2009 Employee Compensation and Benefit Plan from 4,000,000 shares to 10,000,000 shares.

How do I vote?

For each matter presented, you may either vote “For” or “Against” or “Abstain” from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy via facsimile or email or by internet voting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	In Person. To vote in person, come to the Special Meeting, and we will give you a ballot when you arrive.

•	By Mail. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•	By Fax. To vote by facsimile, complete, sign and date the enclosed proxy card and fax it to our transfer agent, CST&T at 212-509-5152. Your vote must be received on or before 11 AM Eastern Daylight Time on September 10, 2013, to be sure your vote is counted.

•	By Email. To vote by email, complete, sign and date the enclosed proxy card and scan and email it to proxy@continentalstock.com. Your vote must be received by 11 AM Eastern Daylight Time on September 10, 2013, to be sure your vote is counted.

•	By Internet. To vote through the Internet, you may submit a proxy electronically on the Internet by following the instructions provided on the enclosed proxy card. Please have the proxy card in hand when you log onto the website.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

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How many votes do I have?

You have one vote for each share of common stock you own as of July 16, 2013.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” each of the three Proposals.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies, although the Company does not presently intend to hire a proxy solicitor. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

The Notice of Meeting/Proxy Statement is available at http://www.acemarketing.net/proxy2013.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a timely written notice that you are revoking your proxy to Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, Attention: Proxy Department, which withdrawal notice must be received by CST&T on or before 5:00 P.M. Eastern Daylight Time on September 9, 2013.
•	You may attend the Special Meeting to vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes with respect to Proposals No. 1 and No. 2. Broker non-votes will not be counted towards the vote total for Proposals No. 1, No. 2 and No. 3 and broker non-votes have the same effect as “Against” votes with respect to Proposals No. 1 and No. 2. Broker non-votes are expected to be limited with respect to Proposals No. 1 and No. 2 for the reasons described below.

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What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. The amendments to the Certificate of Incorporation to change our corporate name (Proposal No. 1) and to increase the authorized number of shares of Common Stock (Proposal 2) are considered to be a routine matter under the NYSE rules and your broker will be able to vote on this proposal if it does not receive instructions from you, so long as it holds your shares in its name. Proposal No. 3, which is a proposal to increase the number of shares under our 2009 Employee Compensation and Benefit Plan is considered a non-routine matter under NYSE rules and your broker will not be able to vote on this Proposal if it does not receive instructions from you.

How many votes are needed to approve the proposal?

For Proposal No. 1 and Proposal No. 2 to be approved, the matter must receive a “For” vote from the majority of shares outstanding. If you “Abstain” from voting, it will have the same effect as an “Against” vote. For Proposal No. 3, the matter must receive a “For” vote from a majority of shares present at the meeting. If you “Abstain” from voting, it will have no effect on Proposal No. 3.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 45,383,682 shares outstanding and entitled to vote. Thus, the holders of a majority of the aforementioned shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in accordance with the instructions contained herein. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the meeting.

PROPOSAL NO. 1

AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO MOBIQUITY TECHNOLOGIES, INC.

Introduction

Under the current corporate structure, the name of the Company is Ace Marketing & Promotions, Inc., a business and technology development company focusing on brand marketing, advanced integrated marketing platforms, social networks, website development and digital media. The Company has three wholly-owned subsidiaries which include Ace Marketing Inc. (“AMI”), Venn Media Inc. (“Venn Media”) and Mobiquity Networks, Inc. (“Mobiquity Networks”).

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Ace Marketing Inc. (“AMI”) is an integrated marketing company focused on marketing process analysis and technology-based growth acceleration strategies. AMI offers Brand Analysis & Development, Website Analysis & Development, Database Analysis & Building, and Integrated Marketing Campaigns using: direct mail, email marketing, mobile marketing, promotional products and other mediums that help its clients connect with their customers and acquire new business. Additionally, AMI utilizes our proprietary back-office business process management platform dubbed “Axxion”. The Company created this platform to ensure efficient business process scalability. Axxion is the cornerstone of a planned growth strategy focused on acquisition and an aggressive sales team expansion.

The second subsidiary is Venn Media, created to commercialize a proprietary Web Development Platform (with CMS as defined below) engineered to revolutionize the way websites are developed and maintained. The Venn Media platform drastically reduces the programming and coding required to deliver outstanding functionality, and delivers a Content Management System (“CMS”) that puts the control of content back into the Clients’ hands. More importantly, the Venn CMS allows clients to manage their Branded Merchandise/Company Store, In-House Database, E-mail and SMS Text marketing communication from a single platform. Over 75 projects have already been built and successfully launched on Venn Media’s version one platform. Version two, which is already in development, with advanced social media integration is scheduled to be launched later in fiscal 2013.

The third subsidiary is Mobiquity Networks, a leading provider of hyper-local mobile marketing solutions. Mobiquity is continuing to attempt to build one of the nation's largest Proximity Marketing networks. Proximity Marketing is a location-based marketing tool that delivers rich digital content to any Bluetooth or Wi-Fi enabled device within a 300ft radius of a central terminal. Mobiquity’s technology permits delivery to virtually any mobile device and properly formats each message to ensure that every user receives the best possible experience. Results are fully trackable, giving campaigns full performance accountability. Mobiquity offers brands the opportunity to reach millions of consumers with relevant, engaging content that is 100% free to the end user. The Mobiquity network is the largest mall-based network of its kind. It is currently installed in 75 malls across the US, covering each of the top 10 designated marketing areas “DMA’s”), and has the ability to reach approximately 96 million shopping visits per month.

Description of Amendment

Management of the Company proposes a change in name of Ace Marketing & Promotions, Inc. to Mobiquity Technologies, Inc. Since the fourth of quarter of 2012, the Company has raised over $4 million from investors to concentrate on the business activities of Mobiquity Networks. Investors and the brokerage community have requested the name change of Ace to Mobiquity to better identify the Company with its primary focus. If approved by shareholders, the Company would also change the name of its existing subsidiary, Ace Marketing, Inc. to Ace Marketing & Promotions, Inc. The Company’s other subsidiaries Venn Media, Inc., and Mobiquity Networks, Inc. would have no change in corporate name.

Recently, our Board of Directors unanimously approved an Amendment to Article FIRST of our Certificate of Incorporation, subject to shareholder approval (in the form appended hereto as Appendix I), to change the name from Ace Marketing & Promotions, Inc. to “Mobiquity Technologies, Inc.”

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Resolutions Amending Articles of Incorporation

RESOLVED, that the Corporation is hereby authorized to amend Article First of the Corporation’s Certificate of Incorporation by deleting such Article First in full and replacing it with the following:

“FIRST. The name of the Corporation is Mobiquity Technologies, Inc.”

FURTHER RESOLVED, that the appropriate executive officers of the Corporation are hereby authorized and directed to (i) execute Certificate of Amendment attesting to the adoption of the foregoing resolution adopting the amendment, (ii) cause such Articles of Amendment to be filed in the office of the Department of State for the State of New York, and (iii) pay any fees and take any other action necessary to effect the Certificate of Amendment and the foregoing resolution.

The Company shall have the right to make any additional changes to the proposed amendment as required by the Department of State to complete the purpose of such filing.

If the Amendment to the Certificate of Incorporation is approved by a majority of the voting capital stock, it will become effective upon its filing with the New York Department of State of the State. The Company expects to file the Amendment to the Certificate of Incorporation with the New York Department of State promptly after its approval by shareholders.

Purpose of the Amendment

As described above, the focus of the Company’s business is on the activities of its current wholly-owned subsidiary, Mobiquity Networks, Inc. It is the Company’s desire, with stockholder approval, to change the name of the Company to Mobiquity Technologies, Inc. In making this proposal, the Company’s Management is being proactive in listening to the brokerage community and the Company’s stockholders who believe that the Mobiquity name better identifies with the long term prospects and focus of the Company and its operations.

Other Potential Effects of the Amendment

Upon filing the Amendment to our Certificate of Incorporation, the Company will be required to obtain a new CUSIP number and in all likelihood a new trading symbol for trading in the OTC Marketplace. The stockholders of record of the Company will be asked to exchange their old certificates for new certificates at the Company’s transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004; tel: (212) 509-4000; 212-834-3200.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO FILE AN AMENDMENT WITH THE DEPARTMENT OF STATE OF THE STATE OF NEW YORK TO CHANGE THE NAME OF THE COMPANY TO MOBIQUITY TECHNOLOGIES, INC.

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PROPOSAL NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

Introduction

Our Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of Preferred Stock. Proposal No. 1 has no effect on authorized shares of Preferred Stock, none of which are currently outstanding.

Description of the Amendment

Recently, our Board of Directors unanimously approved an amendment to Article Fourth of our Certificate of Incorporation, subject to shareholder approval (in the form appended hereto as Appendix I), to increase the number of shares of common stock authorized for issuance under the Certificate of Incorporation from 100,000,000 shares, $.0001 par value, to 200,000,000 shares, $.0001 par value. The proposed amendment is as follows:

Resolutions Amending Articles of Incorporation

RESOLVED, that the Corporation is hereby authorized to amend Article Fourth of the Corporation’s Certificate of Incorporation by deleting such Article Fourth in full and replacing it with the following:

“FOURTH. The total number of shares of stock which the corporation shall have authority to issue is two-hundred five million (205,000,000), of which two-hundred million (200,000,000) shares, par value of one-tenth of a mil ($.0001) each, amounting in the aggregate to twenty thousand ($20,000) dollars, shall be common stock and of which five million (5,000,000) shares, par value of one-tenth of a mil ($.0001) each, amounting in the aggregate to five hundred ($500) dollars, shall be preferred stock.

The voting powers, designations, preferences and relative, participating optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock, in one or more series, shall be fixed by one or more resolutions providing for the issue of such stock adopted by the Corporation's board of directors, in accordance with the provisions of Section 502 of the Business Corporation Law of New York and the board of directors is expressly vested with authority to adopt one or more such resolutions.”

FURTHER RESOLVED, that the appropriate executive officers of the Corporation are hereby authorized and directed to (i) execute Certificate of Amendment attesting to the adoption of the foregoing resolution adopting the amendment, (ii) cause such Articles of Amendment to be filed in the office of the Department of State for the State of New York, and (iii) pay any fees and take any other action necessary to effect the Certificate of Amendment and the foregoing resolution.

The Company shall have the right to make any additional changes to the proposed amendment as required by the Department of State to complete the purpose of such filing.

If the Amendment to the Certificate of Incorporation is approved by a majority of the voting capital stock, it will become effective upon its filing with the New York Department of State of the State. The Company expects to file the Amendment to the Certificate of Incorporation with the New York Department of State promptly after its approval by shareholders.

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Purpose of the Amendment

Since inception, we have incurred losses and anticipate that we may continue to incur losses for the foreseeable future. To fund operations, we will need to rely on additional financings from the sale of our securities.

As of July 16, 2013, we have 45,383,682 shares of common stock issued and outstanding. The Company has reserved for issuance 8,000,000 shares of common stock under each of its existing 2005 and 2009 Employee Compensation and Benefit Plans. As described in Proposal No. 3, the Company has proposed an increase in the number of shares under its 2009 Plan from 4,000,000 shares to 10,000,000 shares. Outside of the Stock Option Plans, the Company has granted non-statutory stock options. Also, the Company has issued in private placement offerings and to consultants warrants to purchase additional shares of the Company’s common stock. In total, as of June 30, 2013, the Company has outstanding options and warrants to purchase a total of 26,743,000 shares at exercise prices ranging from $.10 per share to $1.20 per share. On June 12, 2012, the Company entered into a Committed Equity Facility (“CEF”) with TCA Global Master Fund LP and the Company subsequently obtained an effective Registration Statement in April 2012 to register 5,000,000 shares for resale pursuant to the CEF. TCA has also loaned the Company $350,000 pursuant to a secured Promissory Note which is convertible at a 5% discount to market.

As a result of the Company’s history of operating losses and its survival has depended on external financing, the Company needs a “FOR” vote in favor of Proposal No. 1 in order to provide for the contingency of potentially issuing additional shares of common stock above the Company’s currently authorized common share amount. Also, if the Company’s business plans prove successful, of which there can be no assurances given, the Company may require additional financing to support its expanded operations.

Accordingly, our current amount of authorized and unissued shares of common stock may not be sufficient for both our commitments under outstanding options, warrants and convertible notes and our future financing needs. Thus, we need to increase the shares of common stock authorized by our Certificate of Incorporation.

Other Potential Effects of the Amendment

Upon filing the Amendment to our Certificate of Incorporation, the Board may cause the issuance of additional shares of common stock without further vote of our shareholders, except as provided under applicable New York law or any national securities exchange, if any, on which shares of our common stock are then listed or traded. In addition, if the Board of Directors elects to issue, if any, additional shares of common stock, such issuance could have a dilutive effect on the earnings (losses) per share, voting power and holdings of current shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO FILE AN AMENDMENT WITH THE DEPARTMENT OF STATE OF THE STATE OF NEW YORK TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES, WITH THE PAR VALUE REMAINING THE SAME AT $.0001 PER SHARE.

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PROPOSAL NO. 3

AMENDMENT TO THE COMPANY’S 2009 EMPLOYEE BENEFIT AND CONSULTING COMPENSATION PLAN

2009 Plan

On August 28, 2009, the Board established an Employee Benefit and Consulting Compensation Plan (the "2009 Plan") covering 4,000,000 shares with an effective date of October 7, 2009. Subject to ratification and approval by Stockholders, the Company has approved an increase in the number of shares covered by the plan to 10,000,000 shares, in order to have sufficient availability of shares under the Plan to attract top tier talent to help grow the Company. The material features of the Plan are described below.

Administration

Our Board of Directors, Compensation Committee or both, in the sole discretion of our Board, will administer the 2009 Plan. The Board, subject to the provisions of the 2009 Plan, has the authority to determine and designate employees and consultants to whom awards shall be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The Board or Compensation Committee may, in its sole discretion, accelerate the vesting of awards. Our Compensation Committee must approve all grants of Options and Stock Awards issued to our executive officers or directors.

Types of Awards

The 2009 Plan is designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders. In furtherance of this purpose, the 2009 Plan contained provisions for granting incentive and non-statutory stock options and Common Stock Awards.

STOCK OPTIONS. A "stock option" is a contractual right to purchase a number of shares of Common Stock at a price determined on the date the option is granted. The option price per share of Common Stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price shall not be less than 100% of the fair market value of the Common Stock on the date of grant. The option price must be paid in cash, money order, check or Common Stock of the Company. The Options (excluding Incentive Stock Options) may also contain at the time of grant, at the discretion of the Board, certain cashless exercise provisions.

Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the Optionee ceases to be an employee of our company for any reason other than death, any option originally granted as an Incentive Stock Option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the Optionee's death, any originally granted Incentive Stock Option exercisable at the date of death may be exercised by the legal heirs of the Optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs. In the event of disability of the Optionee, any originally granted Incentive Stock Options shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs. The termination and other provisions of a non-statutory stock option shall be fixed by the Board of Directors at the date of grant of each respective option.

COMMON STOCK AWARD. "Common Stock Award" is shares of Common Stock that will be issued to a recipient at the end of a restriction period, if any, specified by the Board if he or she continues to be an employee, director or consultant of us. If the recipient remains an employee, director or consultant at the end of the restriction period, the applicable restrictions will lapse and we will issue a stock certificate representing such shares of Common Stock to the participant. If the recipient ceases to be an employee, director or consultant of us for any reason (including death, disability or retirement) before the end of the restriction period unless otherwise determined by the Board, the restricted stock award will be terminated.

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Eligibility

The Company's officers, employees, directors and consultants of Ace and its subsidiaries are eligible to be granted stock options, and Common Stock Awards. Eligibility shall be determined by the Board or our Compensation Committee; however, all Options and Stock Awards granted to officers and directors must be approved by our Compensation Committee.

Termination or Amendment of the 2009 Plan

The Board may at any time amend, discontinue, or terminate all or any part of the 2009 Plan, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

Awards

The 2009 Plan will terminate and no awards may be granted after October 6, 2019. It is not possible to predict the individuals who will receive future awards under the 2009 Plan or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board and/or our Compensation Committee, if any

As of June 30, 2013, the Company has granted options to purchase 3,450,000 shares of the Company’s Common Stock under the 2005 and 2009 Plans to executive officers and directors of the Company. The board has granted options with varying terms.

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The table below contains information as of July 1, 2013 on the known benefits provided to executive officers and directors under the 2005 and 2009 Plans.

	Number of Shares Subject to Options	Range of Exercise Price ($) per Share	Value of Unexercised Options at July 1, 2013 (1)
Dean L. Julia, Co-CEO (2)	1,300,000	$ .25 -$1.20	$29,500
Michael D. Trepeta, Co-CEO (2)	1,300,000	$ .25 - 1.20	$29,500
Sean McDonnell, Chief Financial officer	50,000	$ 1.00	-0-
Sean Trepeta (2) President, Mobiquity Networks	200,000	$ .25 -$.75	$8,500
Four Executive Officers as a group	2,850,000	$ .25 - 1.20	$67,500
Thomas Arnost	300,000	$ .25-$.75	$8,500
Domenico Iannucci	300,000	$ .25 - $.75	$8,500

____________________

N/A	Not applicable.
(1)	Value is normally calculated by multiplying (a) the difference between the market value per share at period end (i.e. $.42 based upon a last sale on (or the last trade date before) July 1, 2013) and the option exercise price by (b) the number of shares of Common Stock underlying the option.
(2)	Does not include warrants to purchase 100,000 shares granted outside of any compensation plan.

The foregoing table does not reflect non-statutory stock options to purchase approximately 700,000 shares of the Company’s Common Stock granted to employees and consultants under the 2005 and 2009 Stock Option Plans. During the past three years, the Company has granted under the 2005 Plan certain employees and consultants restricted stock awards for services for the prior year with vesting to occur after the passage of an additional 12 months. These awards totaled 45,000 Shares for 2008, subject to continued services with the Company through December 31, 2009.  These awards totaled 51,000 Shares for 2009 subject to continued services with the Company through December 31, 2010.  These awards totaled 105,000 Shares for 2010 subject to continued services with the Company through December 31, 2011. These awards totaled 45,000 shares for 2011, subject to continued services with the Company through December 31, 2012.

SHARES SUBJECT TO THE PLAN

The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan is 4,000,000, and if approved by Stockholders, the maximum number of shares would increase to 10,000,000 shares, in accordance with Appendix II. Such shares may be either authorized and unissued shares or issued shares reacquired by the Company and held in treasury. The Plan does not limit the number of shares of Common Stock with respect to which options or Stock Awards may be granted to any individual during any calendar year, except there are limits in the case of Incentive stock Options to those established by the Internal Revenue Code of 1986, as amended. The aggregate number of shares issuable under the 2009 Plan and the number of shares subject to options and awards to be granted under the Plan are subject to adjustment in the event of certain mergers, reorganizations, consolidations, recapitalizations, dividends (other than a regular cash dividend), stock split or other change in corporate structure affecting the Common Stock. Shares subject to options that expire, terminate or are canceled unexercised, shares of stock that have been forfeited to the Company and shares that are not issued as a result of forfeiture or termination of an award may be reissued under the Plan.

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FEDERAL TAX CONSEQUENCES

The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

INCENTIVE STOCK OPTIONS. Incentive stock options granted under the 2009 Plan are designed to qualify for the special tax treatment for incentive stock options provided for in the Internal Revenue Code (the "Code"). Under the provisions of the Code, an optionee who at all times from the date of grant until three months before the date of exercise is an employee of the Company, and who does not dispose of the shares of Common Stock obtained upon exercise of his incentive stock option for two years after the date of grant and holds those shares for at least one year after exercise, will recognize no taxable income on either the grant or exercise of such option and will recognize capital gain or loss on the sale of the shares. If such shares are held by the optionee for the required holding period, the Company will not be entitled to any tax deduction with respect to the grant or exercise of the option. If such shares are sold by the optionee prior to the expiration of the holding periods described above, the optionee will recognize ordinary income upon such disposition. Upon the exercise of an incentive stock option, the optionee will incur an item of tax preference equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, which may subject the optionee to the alternative minimum tax.

NON-QUALIFIED OPTIONS. Under present Treasury regulations, an optionee who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

COMMON STOCK AWARDS. Recipients of shares of restricted Common Stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to Federal income taxes until lapse or release of the restrictions on the shares. The recipient's income and the Company's deduction will be equal to the fair market value of the shares on the date of lapse or release of such restrictions.

Purpose of Amendment

The purpose of this Amendment, which is to increase the number of Common Shares which is subject to the 2009 Plan from 4,000,000 shares to 10,000,000 shares, is to have sufficient availability of shares under the Plan to attract top tier talent to help grow the Company and to provide for the long term compensation needs of the Company’s employees, officers, directors and certain consultants, to compensate such persons with the direct issuance of Common Stock and/or options to purchase Common Shares, as an additional incentive to perform their responsibilities and to align their interests with those of the Stockholders. Appendix II provides a copy of the proposed Amendment to the 2009 Plan.

Other Potential Effects of the Amendment to the 2009 Plan

If proposed No. 3 is approved by Stockholders, all the Common Shares subject to the Plan, may be issued by the Board of Directors and/or a Compensation Committee established to administer the 2009 Plan, without the need to obtain further Stockholder approval prior to issuance of Common Shares and/or options under the 2009 Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of July 16, 2013 certain information regarding beneficial ownership of our common stock by:

•	Each person known to us to beneficially own 5% or more of our common stock;
•	Each executive officer who in this proxy statement are collectively referred to as the “Named Executive Officers;”
•	Each of our directors; and
•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 45,383,682 shares of the Company’s common stock outstanding on July 16, 2013. Unless otherwise noted below, the address for each person or entity listed in the table is c/o Ace Marketing & Promotions, Inc., 600 Old Country Road, Suite 541, Garden City, NY 11530.

Name and Address of Beneficial Owner (1)	Number of Common Shares	Percentage

Michael D. Trepeta (2)	2,316,402	5.0
Dean L. Julia (2)	2,286,901	4.9
Sean McDonnell (3)	50,000	*
Domincio Iannucci (4)	839,650	1.8
Sean Trepeta (5)	1,050,001	2.3
Thomas Arnost (6)	2,400,001	5.2
All directors and officers as a group (six persons) (7)	8,942,956	18.0
Clyde Berg (8)	3,700,000	7.9

Represents less than 1%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally determined by voting powers and/or investment powers with respect to securities. Unless otherwise noted, all of such shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity, which are exercisable within sixty (60) days from the date hereof, have been exercised or converted as the case may be, but not for the purposes of determining the number of outstanding shares held by any other named beneficial owner. All addresses are c/o Ace Marketing & Promotions Inc. 600 Old Country Road, Suite 541, Garden City, NY 11530.
(2)	Includes options to purchase 1,300,000 shares.
(3)	Includes options to purchase 50,000 shares.
(4)	Consists of 539,650 shares of Common Stock and options to purchase 300,000 shares.
(5)	Includes options/warrants to purchase 283,334 shares.
(6)	Includes options/warrants to purchase 1,133,334 shares.
(7)	Includes options/warrants to purchase 4,200,001 shares.
(8)	Includes warrants to purchase 1,400,000 shares.

13

OTHER MATTERS

As of the date of this Proxy Statement, management does not intend to present any other items of business other than the three proposals described above.

By Order of the Board of Directors

Dean L. Julia

Co-Chief Executive Officer

Garden City, NY 11530

July 19, 2013

14

Appendix I

FORM OF CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

ACE MARKETING & PROMOTIONS, INC.

Under Section 805 of the Business Corporation Law

It is hereby certified that:

1.       The name of the Corporation is Ace Marketing & Promotions, Inc.

2.       The Certificate of Incorporation of the Corporation was filed by the Department of State on March 26, 1998.

3.       The Certificate of Incorporation is amended as follows:

 To amend and replace Article FIRST of the Certificate of Incorporation to change the name of the Corporation to read as follows:

“FIRST. The name of the Corporation is Mobiquity Technologies, Inc.”

4.       The Certificate of Incorporation is also amended as follows:

To amend Article FOURTH of the Certificate of Incorporation to increase the authorized number of shares of Common Stock. Currently the corporation is authorized to issue 100,000,000 common shares at $.0001 par value. The corporation shall add 100,000,000 common shares at a $.0001 par value for a total of 200,000,000 common shares with a $.0001 par value. The corporation’s authorized 5,000,000 preferred shares at $.0001 par value shall remain unchanged. Accordingly, Article FOURTH of the Certificate of Incorporation is hereby amended and changed in its entirety, to now read as follows:

“FOURTH. The total number of shares of stock which the corporation shall have authority to issue is two-hundred five million (205,000,000), of which two-hundred million (200,000,000) shares, par value of one-tenth of a mil ($.0001) each, amounting in the aggregate to twenty thousand ($20,000) dollars, shall be common stock and of which five million (5,000,000) shares, par value of one-tenth of a mil ($.0001) each, amounting in the aggregate to five hundred ($500) dollars, shall be preferred stock.

The voting powers, designations, preferences and relative, participating optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock, in one or more series, shall be fixed by one or more resolutions providing for the issue of such stock adopted by the Corporation's board of directors, in accordance with the provisions of Section 502 of the Business Corporation Law of New York and the board of directors is expressly vested with authority to adopt one or more such resolutions.”

5.       Pursuant to Section 803(a) of the Business Corporation Law, this amendment to the Certificate of Incorporation was authorized by unanimous consent of the board of directors of the Corporation on May 28, 2013 pursuant to Section 708(b) of the Business Corporation Law and by a majority of the outstanding shares entitled to vote at a meeting of stockholders of the Corporation pursuant to Section 602(c) of the Business Corporation Law.

15

IN WITNESS WHEREOF, the undersigned hereby affirms that statements made herein are true and under penalties of perjury.

Dated: September __, 2013	ACE MARKETING & PROMOTIONS, INC.

By: ___________________________
Michael Trepeta,
Co-Chief Executive Officer

By: ____________________________
Dean Julia, Secretary and
Co-Chief Executive Officer

16

Appendix II

Section 6 of the 2009 Employee and Compensation Plan is amended to read as follows:

"SECTION 6. TOTAL NUMBER OF SHARES OF COMMON STOCK

The total number of shares of Common Stock reserved for issuance by the Company either directly or underlying Options granted under this Plan from inception to date is 10,000,000. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and amendment of the Plan. Stockholder approval of such increase or other Modification of the Plan within one year of Effective Date shall be required in the event Incentive Stock Options are granted or to be granted under the Plan. Common Stock issued under the Plan may be authorized and unissued or reacquired Common Stock of the Company. Shares subject to options that expire, terminate or are canceled unexercised, shares of stock that have been forfeited to the Company and shares that are not issued as a result of forfeiture or termination of an award may be reissued under the Plan."

17

ACE MARKETING & PROMOTIONS, INC.
600 Old Country Road, Suite 541

Garden City, NY 11530

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Shareholders:

The Notice and Proxy Statement are available at: http://www.acemarketing.net/proxy2013

˅ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ˅

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ACE MARKETING & PROMOTIONS, INC.

SPECIAL MEETING OF SHAREHOLDERS

WEDNESDAY, SEPTEMBER 10, 2013, 11:00 A.M. EASTERN DAYLIGHT TIME

The undersigned appoints Dean L. Julia and Michael D. Trepeta and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Ace Marketing & Promotions, Inc. held of record by the undersigned at the close of business on July 16, 2013 at the Special Meeting of Shareholders of Ace Marketing & Promotions Inc. to be held at 11:00 A.M. Eastern Daylight Time on September 10, 2013, or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Ace Marketing & Promotions, Inc.

VOTE BY INTERNET QUICK * * * EASY * * * IMMEDIATE

As a shareholder of Ace Marketing & Promotions, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Daylight Time, on September 9, 2013.

OR

Please DO NOT RETURN THE PROXY CARD IF YOU ARE Voting Electronically

˅ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ˅

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. To ratify, adopt and approve the filing of an amendment to Ace’s Certificate of Incorporation to change our corporate name to "Mobiquity Technologies, Inc."

FOR __	AGAINST __	ABSTAIN ____

2. To ratify, adopt and approve the filing of an amendment to Ace’s Certificate of Incorporation to increase the number of authorized shares of Common stock from 100,000,000 shares, $.0001 par value to 200,000,000 shares, $.0001 par value.

FOR __	AGAINST ___	ABSTAIN ___

3. To ratify, adopt and approve an amendment to the Ace’s 2009 Employee Benefit and Consulting Services Compensation Plan to increase the number of shares subject to the Plan 10,000,000 common shares.

FOR __	AGAINST ___	ABSTAIN _____

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature__________________________________Signature______________________________________Date________________, 2013.

NOTE: Please sign exactly as name appears hereon. When Shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.